Exhibit 23.2

                          Independent Auditor's Consent

The Board of Directors
American International Petroleum Corporation

We hereby consent to the consent to the use of our report on the financial statements of American International Petroleum Corporation as of December 31, 2000 and 1999 and for each of the years in the three year period ended December 31, 2000 dated March 23, 2001, included herein, in this Post-Effective Amendment No. 2 to the Registration Statement filed on Form S-1, and to reference to our firm under the heading "Experts".

/s/ HEIN + ASSOCIATES LLP
--------------------------
    HEIN + ASSOCIATES LLP

June 20, 2001




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